EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC

ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 25, 2006 relating to the financial statement of Switch and Data, Inc. which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

September 26, 2006